EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of our report dated November 30, 2001 included in American Technologies Group Inc.'s Form 10K-SB for the year ended July 31, 2001.



/s/ Corbin & Wertz
    CORBIN & WERTZ

Irvine, California
April 18, 2002